Exhibit 99.1

Quantum-Si Signs Lease for Product Development and Operations Facility in San Diego Biotechnology Hub

GUILFORD, Conn. -- June 24, 2021 -- Quantum-Si Incorporated, a company pioneering next-generation semiconductor chip-based proteomics, announced today that it has entered into a lease agreement with Phase 3 Real Estate Partners, Inc. to develop a 25,586-square-foot product development and operations facility in San Diego, CA.

The new facility, located in Sorrento Mesa, is being designed to scale production and expand research and development efforts. We expect this site will play a vital role in expanding the company’s recruitment efforts within our product development team as the company prepares for commercial readiness. The location was specifically selected due to its vast network of talent to support research and development activities and to partner with local experts who can contribute to transforming proteomics to make a significant impact on drug discovery, academic research and diagnostics. Operations are expected to begin in Q3 2021.

“As we continue our efforts to commercialize single-molecule protein sequencing to disrupt and expand an estimated $36 billion proteomics market primed for significant growth, we are developing a benchtop platform designed to be scaled to streamline the increased need for resolution and sensitivity,” said John Stark, Chief Executive Officer of Quantum-Si. “In an effort to accelerate our efforts, we believe this facility will help us scale necessary infrastructure that will foster collaboration across our research and development teams and advance production capacity as we recruit high-caliber talent focused on moving proteomics in the digital era.”

About Quantum-Si

Founded by Dr. Jonathan Rothberg in 2013, Quantum-Si is focused on revolutionizing the growing field of proteomics. The company’s suite of technologies is powered by a first-of-its-kind semiconductor chip designed to enable single-molecule next-generation protein sequencing, and digitize proteomic research in order to advance drug discovery and diagnostics beyond what has been possible with DNA sequencing.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of Quantum-Si Incorporated (the “Company”) may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, development of products and services, potential regulatory approvals, the timing for commencing operations at the new facility, the potential impact of the new facility on our business, and the size and potential growth of current or future markets for the Company’s future products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company’s business; the inability to maintain the listing of the Company’s shares of Class A common stock on The Nasdaq Stock Market following its recently-completed business combination; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company’s product development activities; the potential attributes and benefits of the Company’s products and services; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing lease, license, manufacture and supply agreements, including the lease for the new facility; the Company’s ability to compete with other companies currently marketing or engaged in the development of products and services that the Company is developing; the size and growth potential of the markets for the Company’s future products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s products and services following anticipated commercial launch; the Company’s estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company’s financial performance; and other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the business combination, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contacts:

Investor Relations

Mike Cavanaugh or Mark Klausner

Westwicke, an ICR Company

(646) 677-1838

QSI-IR@westwicke.com

Media Relations

Cammy Duong

Westwicke, an ICR Company

(203) 682-8380

QSI-PR@westwicke.com